UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 2004

QUANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5725	38-1872178
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas 77027
(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-961-4600

Item 5.  Other Events and Regulation FD Disclosure

On May 11, 2004, Quanex Corporation issued a press release (the “Press Release”) announcing  that on May 5, 2004, it completed the sale of $125 million aggregate principal amount of its 2.50% Convertible Senior Debentures due 2034 (the Debentures).  Quanex closed the sale of $100 million aggregate principal amount of the Debentures and the initial purchasers exercised their option to purchase an additional $25 million aggregate principal amount.  The Debentures are convertible into shares of Quanex common stock, upon the occurrence of certain events, at a conversion price of $57.50 per share.

The foregoing is qualified by reference to the Press Release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

99.1                           Press Release of Quanex Corporation dated May 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Corporation

Date: May 11, 2004	By:	/s/ Terry M. Murphy
Terry M. Murphy
Vice President – Finance and Chief Financial Officer
(Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
99.1*	Press Release of Quanex Corporation dated May 11, 2004.

*                                         Filed herewith